UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

June 18, 2026
Date of Report (Date of earliest event reported)
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CervoMed Inc.
(Exact name of registrant as specified in its charter)
___________________________
Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2026, CervoMed Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors (the “Offering”), 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $4.00 per Share, for aggregate gross proceeds of $10.0 million, before deducting placement agent fees (as described in greater detail below) and related offering expenses. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions during the 30-day period following the closing date of the Offering on issuing or announcing issuances of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) and on filing registration statements or amendments or supplements thereto, subject to specified exceptions (the “Lock-up Period”). Additionally, the Company agreed not to enter into a variable rate transaction for a period of six months following the closing date of the Offering, subject to specified exceptions.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-282494), which was filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2024 and was declared effective by the Commission on October 10, 2024 (the “Registration Statement”).

The Offering is expected to close on or about June 22, 2026, subject to customary closing conditions. On June 16, 2026, the Company entered into an engagement letter, in connection with the Offering (the “Engagement Letter”), with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 6.0% of the aggregate gross proceeds received by the Company from the Offering and to issue to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase Common Stock equal to 6.0% of the aggregate number of shares of Common Stock (or Common Stock Equivalents (as defined in the Engagement Letter), if applicable) issued in the Offering (or pre-funded warrants in lieu of Common Stock). The Company also agreed to pay to Wainwright a management fee equal to 1.0% of the gross proceeds raised in the Offering, non-accountable expenses of $35,000, up to $50,000 for its fees and expenses of legal counsel and $15,950 for clearing expenses. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

The Placement Agent Warrants will have an exercise price of $5.00 per share (or $4.999 per pre-funded warrant if elected), will be immediately exercisable and will expire 5 years following the commencement of sales of the Offering. Under the terms of the Placement Agent Warrants, the Company may not effect the exercise of any portion of any Placement Agent Warrants, and a holder will not have the right to exercise any portion of any Placement Agent Warrants, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than a specified beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company. To the extent that exercise of the Placement Agent Warrants will result in a holder thereof to beneficially own shares of Common Stock above such ownership limitations, the holder may exercise its Placement Agent Warrants for pre-funded warrants to purchase shares of Common Stock. Such pre-funded warrants will have an exercise price of $0.001 per share of common stock issued upon exercise of such pre-funded warrants, will be immediately exercisable on the date of issuance and will not expire. Under the terms of any such pre-funded warrants, the Company may not effect the exercise of any portion of any pre-funded warrants, and a holder will not have the right to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than a specified beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

The Placement Agent Warrants and the shares of Common Stock (or pre-funded warrants in lieu thereof) issuable upon exercise of the Placement Agent Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The Common Stock is listed on The Nasdaq Capital Market. There is no established trading market for the Placement Agent Warrants, and the Company does not intend to list the Placement Agent Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Placement Agent Warrants may be extremely limited.

The foregoing summaries of the form of Purchase Agreement and form of Placement Agent Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 8.01. Other Events.

On June 18, 2026, the Company issued a press release announcing the pricing of the Offering described above, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Placement Agent Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of June 18, 2026, by and among CervoMed Inc. and the purchasers party thereto.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CervoMed Inc.

Date: June 18, 2026	By:	/s/ William Elder
		Name:	William Elder
		Title:	Chief Financial Officer & General Counsel

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